ASTEC INDUSTRIES REPORTS FIRST QUARTER RESULTS

CHATTANOOGA, Tenn. (April 24, 2006) - Astec Industries, Inc. (Nasdaq: ASTE) today reported results for their first quarter ended March 31, 2006.

Net income for the first quarter of 2006 was $.50 per diluted share compared to $.33 per diluted share in 2005 for a 51.5% increase. A key factor in the increase was an improvement of 260 basis points in gross profit margin.

Revenues for the first quarter of 2006 were $185.7 million compared with $161.6 million for the first quarter of 2005 for a 14.9% increase. Domestic sales accounted for 81.3% and international sales for 18.7% of revenues during the first quarter of 2006 compared to 82.4% for domestic sales and 17.6% for international sales during the first quarter of 2005. The Company reported net income of $10.9 million for the first quarter of 2006 compared to net income of $6.8 million for the first quarter of 2005 for an increase of 60.4%. The Company's backlog at March 31, 2006 was $144.5 million compared to $111.2 million at March 31, 2005 for a 30% increase.

Consolidated financial statements for the first quarter ended March 31, 2006 and additional information related to segment revenues and profits are attached as addenda to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, "We are pleased with the increased volumes, improved margins and the net income for the first quarter of 2006. The Company had implemented initiatives striving to increase gross margins in 2005. We are beginning to see the effects of this effort. The gross margin percentage improved in the first quarter of 2006 to 24.3% up from 21.7% in the first quarter of 2005 for an increase of 260 basis points. We will continue to focus on these initiatives and will monitor inflation closely and take the necessary actions to stabilize or increase margins."

"The Company believes that its increase in volume is reflective of an improving economy, contribution of new products, and some improvement in market share. With energy and material costs increasing, both new products and recycle equipment are getting attention. We finished the first quarter with a backlog 30% ahead of the prior year."

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on April 24, 2006, at 10:00 A.M. Eastern Time to review its first quarter results as well as current business conditions. The number to call for this interactive teleconference is (877) 407-9210. International callers should dial (201) 689-8049. Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call. The live broadcast of Astec's conference call will be available online at the Company's website: www.astecindustries.com/investors, Conference Calls Section. An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Monday, May 1, 2006 by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 199727. A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world's infrastructure. Astec's manufacturing operations are divided into four business segments: aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company's financial performance for the second quarter and future generally, the ability to stabilize or increase margins, the improving economy, the contribution of new products, and the Company's improvement in market share. These forward-looking statements reflect management's expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: general uncertainty in the economy, downturns in the general economy or the commercial construction industry, cyclical nature of the commercial, construction industry and the customization of the equipment the Company sells, increases in the price of oil or decreases in the availability of oil, increases in the price of raw materials, a failure to comply with covenants in the Company's amended credit agreement, contingent liability for certain customer debt, rising interest rates, rising steel and steel component pricing, delayed or decreased funding for highway construction and maintenance, managing and expanding in international markets, the timing of large contracts, production capacity, general business conditions in the industry, demand for the Company's products, seasonality of sales volumes, competitive activity and those other factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2005.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or

F. McKamy Hall
Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: mhall@astecindustries.com
or

Stephen C. Anderson
Director of Investor Relations
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com

Astec Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2006	March 31, 2005
Assets
Current Assets
Cash and cash equivalents	$ 20,856	$ 9,426
Receivables, net	78,025	65,227
Inventories	148,167	130,059
Prepaid expenses and other	13,215	16,452
Total current assets	260,263	221,164
Property and equipment, net	99,453	97,985
Other assets	24,647	29,708
Total assets	$ 384,363	$ 348,857
Liabilities and shareholders' equity
Current liabilities
Revolving credit loan	$ -	$ 15,393
Current maturities of long-term debt	-	3,310
Accounts payable - trade	46,181	43,551
Other accrued liabilities	61,978	51,388
Total current liabilities	108,159	113,642
Long-term debt, less current maturities	-	24,655
Other non-current liabilities	15,636	11,282
Minority interest in consolidated subsidiary	606	530
Total shareholders' equity	259,962	198,748
Total liabilities and shareholders' equity	$ 384,363	$ 348,857

Astec Industries, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands)
(Unaudited)

	Three Months Ended March 31
	2006	2005
Net sales	$ 185,724	$ 161,635
Cost of sales	140,584	126,602
Gross profit	45,140	35,033
Selling, general, administrative & engineering expenses	27,759	22,971
Income from operations	17,381	12,062
Interest expense	430	1,180
Other income, net of expense	296	38
Income before income taxes and minority interest	17,247	10,920
Income taxes	6,347	4,106
Minority interest in earnings	3	22
Net income	$ 10,897	$ 6,792

Earnings per Common Share
Net income:
Basic	$ 0.51	$ 0.34
Diluted	$ 0.50	$ 0.33

Weighted average common shares outstanding
Basic	21,194,708	19,899,819
Diluted	21,897,073	20,415,669

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the three months ended March 31, 2006 and 2005
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2006 Revenues	55,732	71,262	36,353	22,377	-	185,724
2005 Revenues	53,535	57,845	28,807	21,448	-	161,635
Change $	2,197	13,417	7,546	929	-	24,089
Change %	4.1%	23.2%	26.2%	4.3%	-	14.9%

2006 Gross Profit	14,562	17,210	9,253	4,220	(106)	45,139
2006 Gross Profit %	26.1%	24.2%	25.5%	18.9%	-	24.3%
2005 Gross Profit	10,657	13,601	7,015	3,774	(14)	35,033
2005 Gross Profit %	19.9%	23.5%	24.4%	17.6%	-	21.7%
Change	3,905	3,609	2,238	446	(92)	10,106

2006 Profit (Loss)	8,293	7,982	4,932	302	(10,424)	11,085
2005 Profit (Loss)	5,656	5,184	3,430	157	(7,549)	6,878
Change $	2,637	2,798	1,502	145	(2,875)	4,207
Change %	46.6%	54.0%	43.8%	92.4%	(38.1%)	61.2%

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits to the Company's consolidated net income is as follows:

	For the three months ended March 31
	2006	2005
Total profit for all segments	$ 11,085	$ 6,878
Minority interest in earnings of subsidiary	(3)	(22)
Elimination of intersegment profit	(185)	(64)
Consolidated net income	$ 10,897	$ 6,792

Astec Industries, Inc. and Subsidiaries
Backlog by Segment
March 31, 2006 and 2005
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2006 Backlog	44,744	77,829	5,713	16,195	-	144,481
2005 Backlog	37,803	55,954	10,075	7,339	-	111,171
Change $	6,941	21,875	(4,362)	8,856	-	33,310
Change %	18.4%	39.1%	(43.3%)	120.7%	-	30.0%